                                                                      EXHIBIT 11


                               DT INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)



                                                    Three Months Ended                       Six Months Ended

                                             December 24,        December 26,        December 24,       December 26,
                                                 2000                1999                2000               1999
                                            ----------------    ---------------     ---------------    ----------------
Net loss                                    $          (929)    $         (887)     $       (4,053)    $        (3,024)
                                            ================    ===============     ===============    ================

Basic:

     Basic weighted average shares
        outstanding                                  10,107             10,107              10,107              10,107

     Basic net loss per share               $         (0.09)    $        (0.09)     $        (0.40)    $         (0.30)
                                            ================    ===============     ===============    ================

Diluted:

     Diluted weighted average shares
        outstanding                                  10,107             10,107              10,107              10,107
                                            ================    ===============     ===============    ================

     Diluted net loss per share             $         (0.09)    $        (0.09)     $        (0.40)    $         (0.30)
                                            ================    ===============     ===============    ================

NOTE: For the three and six months ended December 24, 2000 and December 26, 1999, the convertible preferred securities were antidilutive and have been excluded from the computation of diluted earnings per share.